Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Offer to Purchase All Outstanding Shares of Common Stock

And the Associated Rights to Purchase Shares of

Series A Junior Participating Preferred Stock

of

Wind River Systems, Inc., a Delaware corporation

at

$11.50 NET PER SHARE

Pursuant to the Offer to Purchase dated June 11, 2009

by

APC II Acquisition Corporation, a Delaware corporation

a wholly owned subsidiary of

Intel Corporation, a Delaware corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 9, 2009, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Company Shares”), of Wind River Systems, Inc., a Delaware corporation (the “Seller”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Mail:	By Overnight Delivery:
Computershare Trust Company, N.A c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

By Facsimile:

(Eligible Institutions Only)

(617) 360-6810

Confirm Facsimile Receipt

by Telephone:

(781) 575-2332

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Company Shares (“Share Certificates”) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to APC II Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Intel Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase, dated June 11, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (such offer, the “Offer”), receipt of which is hereby acknowledged, the number of Company Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Company Shares and Share Certificate No(s):

(if available)

☐ Check here if Company Shares will be tendered by book entry transfer.

DTC Account Number:

Dated:                     , 2009

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

Area Code and Tel. No.

(Daytime telephone number)

Signature(s):

2

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) guarantees that the above named person(s) “own(s)” the Company Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) represents that the tender of Company Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates representing the Company Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Company Shares into the Depositary’s account at the Book-Entry Transfer Facility (defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message, together with any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date hereof.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND SHARE CERTIFICATES FOR COMPANY SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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